ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made and entered into as of the 11th day of April, 2006 by and between DOTRONIX, INC., a Minnesota corporation (“Buyer”) and ACCELERATED DRUG DELIVERY, LLC, a Wisconsin limited liability company (“Seller”).

Recitals

A.     Seller is the owner of three homeopathic products for remediation of cold sores and canker sores and for smoking cessation.

B.     Buyer desires to purchase from Seller all rights in and to the three homeopathic products.

Agreement

NOW, THEREFORE, for and in consideration of the foregoing recitals and the terms and conditions hereinafter set forth, the parties hereto agree as follows:

Section 1. Purchase of Acquired Assets. Seller hereby sells to Buyer, and Buyer hereby purchases from Seller, all of Seller’s right, title, and interest in and to the following (collectively the “Acquired Assets”):

(a)     The cold sore remedy known as “KR-78” more particularly described in Exhibit A attached hereto and incorporated herein;

(b)     The canker sore remedy known as “KR-78A” more particularly described in Exhibit B attached hereto and incorporated herein;

(c)     The cigarette smoking cessation aid known as “RM-78” more particularly described in Exhibit C attached hereto and incorporated herein;

(d)     All improvements, variations, modifications, and new or reformulations of the items listed in paragraphs (a), (b), and (c) of this Section 1, whether now existing or hereafter conceived or developed by Seller (the items listed in paragraphs (a), (b), (c), and (d) of this Section 1 are collectively referred to as the “Products”);

(e)     All trade secrets, formulas, scientific and manufacturing know-how, trade names, descriptive or marketing material pertaining to any of the Products (including any copyrighted or copyrightable material), and other intellectual property pertaining to any of the Products; and

(f)     All memoranda, written reports, test results, clinical studies, computer records and discs, and other information of or pertaining to the Products.

For and in consideration of the sale and transfer of the Acquired Assets to Buyer, Buyer is issuing and delivering to Seller 492,121 shares of Buyer’s common stock, par value $0.05 per share (the “Securities”).

Section 2.     Representations of Buyer

(a)     Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Minnesota. Buyer has the necessary corporate power and authority to execute, deliver, and perform this Agreement and the transactions contemplated hereby.

(b)     The execution and delivery of this Agreement and the performance by Buyer and the consummation of the transactions contemplated hereunder have been duly authorized by the board of directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the transactions contemplated hereunder. No consent of any person not a party to this Agreement nor consent of or filing with any governmental entity is required to be obtained or performed on the part of Buyer to execute, deliver, and perform its obligations hereunder. This Agreement constitutes the legally valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditor’s rights generally.

(c)     Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including performance by Buyer), will (i) violate any constitution, statute, regulation, rule, order, decree, charge, or other restriction of any governmental entity to which Buyer is subject or any provision of the charter or bylaws of Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any encumbrance upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or encumbrance could not reasonably be expected to have a material adverse effect on Buyer or on the ability of the parties to consummate the transactions contemplated by this Agreement.

(d)     Buyer files reports with the Securities and Exchange Commission under Section 13 of the Securities Exchange Act of 1934, which includes Buyer’s annual report on Form 10-KSB for fiscal year ended June 30, 2005, quarterly reports on Form 10-QSB for the quarterly periods ended September 30 and December 31, 2005, and current report on Form 8-K dated October 19, 2005 (the “SEC Reports”). None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 3.     Representations of Seller

(a)     Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Wisconsin. Seller has the necessary power and authority to execute, deliver, and perform this Agreement and the transactions contemplated hereby.

(b)     The execution and delivery of this Agreement and the performance by Seller and the consummation of the transactions contemplated hereunder have been duly authorized by the members Seller and no other company proceedings on the part of Seller are necessary to authorize this Agreement and the transactions contemplated hereunder. No consent of any person not a party to this Agreement nor consent of or filing with any governmental entity is required to be obtained or performed on the part of Seller to execute, deliver, and perform its obligations hereunder. This Agreement constitutes the legally valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditor’s rights generally.

(c)     Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including performance by Seller), will (i) violate any constitution, statute, regulation, rule, order, decree, charge, or other restriction of any governmental entity to which Seller is subject or any provision of the articles of organization or operating agreement of Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any encumbrance upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or encumbrance could not reasonably be expected to have a material adverse effect on Seller or on the ability of the parties to consummate the transactions contemplated by this Agreement.

(d)     Seller is an “accredited investor” as that term is defined in Rule 501 of Regulation D adopted under the Securities Act of 1933, as amended (the “Securities Act”).

(e)     Seller holds all right, title, and interest in and to the Acquired Assets, free and clear of all liens, claims, interests of others, security interests, or encumbrances, whatsoever, and the sale and assignment of the Acquired Assets to Buyer under this Agreement will transfer and convey good and marketable title to the Acquired Assets free and clear of all liens, claims, interests of others, security interests, or encumbrances, whatsoever.

(f)     Seller has not received a written notice that any of the Acquired Assets violates or infringes upon the patent or other intellectual property rights of any person. To Seller’s knowledge, each of the Acquired Assets and the manufacture and sale of the Products included in the Acquired Assets do not violate or infringe the patent or other intellectual property rights of others in any respect that would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Buyer’s ownership of the Acquired Assets or the manufacture or distribution of the Products included in the Acquired Assets and, to the knowledge of the Seller, there is no existing infringement by another person of any of the patent, trade secret, or other intellectual property rights pertaining to any of the Acquired Assets.

Section 4.     Restriction on Transfer. The Securities have not been registered, but are being issued to Seller by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the Securities may, under certain circumstances, be inconsistent with this exemption. Seller agrees and acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Buyer is under no obligation to register the Securities under the Securities Act. The certificates representing the Securities will bear a legend restricting the sale or disposition of the Securities by reference to the registration requirements of the Securities Act, and similar stop transfer notations will be placed on the shareholder records of Buyer.

Section 5.     Miscellaneous.

(a)     This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the state of Minnesota.

(b)     In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the non-prevailing party shall reimburse the prevailing party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

(c)     This Agreement represents the entire agreement between the Parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

(d)     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

(e)     Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. Due to the unique nature of the relationship between the parties and the rights conferred hereunder, either party is entitled to seek and obtain as a remedy for any breach or threatened breach hereof specific performance, in addition to any other remedy available at law or in equity.

(f)     All notices, requests, demands, and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered by hand, or at 5:00 p.m., Central Time on the next business day following the date sent by facsimile transmission to the telephone numbers identified below, or two business days following the date deposited with an overnight courier service with instructions for next business day delivery, or five days after mailing if mailed by certified or registered mail postage prepaid return receipt requested to the address listed below:

To Buyer at:	Dotronix, Inc. 11900 Wayzata Blvd., Suite 100 Hopkins, Minnesota 55305 Attention: President Fax: (952) 546-2529

To Buyer at:	Accelerated Drug Delivery, LLC 1326 Schofield Ave. Schofield, Wisconsin 54476 Attn: Chief Executive Officer Fax: (715) 355-3093

Either party may change its address for notices by notice duly given pursuant to this Section 5(f).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above set forth.

Dotronix, Inc.

By:	/s/
Duly Authorized Person

Accelerated Drug Delivery, LLC

By:	/s/
Russell Mitchell, Chief Executive Officer

Exhibit A to
Asset Purchase Agreement
Dated April 11, 2006

ADD has a non-prescription Canker Sore product that is being referred to as “KR-78” during its development stage. “KR-78” is a non-prescription, O-T-C product that will take the form of a powder. The powder will be contained in a single-use applicator that will enable the patient to apply a pre-measured dose of the product precisely to the effected area. The product will claim to reduce the duration and severity of canker sores which can last from 10-14 days. The provisional patent for this formulation is currently in process.

Exhibit B to
Asset Purchase Agreement
Dated April 11, 2006

ADD has a non-prescription Cold Sore product that is being referred to as “KR-78A” during its development stage. “KR-78A” is a non-prescription, O-T-C product that will take the form of a powder. The powder will be contained in a single-use applicator that will enable the patient to apply a pre-measured dose of the product precisely to the effected area. The product will claim to reduce the duration and severity of cold sores which can last from 10-14 days. The provisional patent for this formulation is currently in process. Although the two aforementioned products are similar their product formulations are not the same and the applicators will be different.

Exhibit C to
Asset Purchase Agreement
Dated April 11, 2006

ADD has a non-prescription Smoking Cessation product that is being referred to as “RM-78” during its development stage. “RM-78” is a non-prescription, O-T-C product that will be delivered in a film strip. The product is designed as a nicotine replacement as well as an appetite suppressant that will help people cope with not being able to smoke and to help people stop smoking.